Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 2022, with respect to the consolidated financial statements of Professional Holding Corp. included and incorporated by reference in the Preliminary Proxy Statement/Prospectus of Seacoast Banking Corporation of Florida and Professional Holding Corp. that is made a part of Amendment No. 1 to the Registration Statement on Form S-4 of Seacoast Banking Corporation of Florida.

/s/ Ernst & Young LLP

Birmingham, Alabama

November 10, 2022